UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2016

Greenwood Hall, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-184796	99-0376273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12424 Wilshire Blvd, Suite 1030, Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

(310) 907-8300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01 Entry into a Material Definitive Agreement

On June 30, 2016, the Company entered into an Amendment and Waiver Agreement (“Amendment”), amending its Securities Purchase Agreement (the “SPA”) and corresponding promissory note (the “Note”) with First Fire Global Opportunities Fund (“First Fire”). The Amendment extends the maturity date of the Note to August 28, 2016. In consideration of the extension of the maturity date of the Note, the Company will issue to First Fire an additional five-year warrant for the purchase of up to 100,000 shares of the Company’s Common Stock at an exercise price of $ 0.05 per share. The principal amount under the Note will also be increased by $ 25,000 to $ 300,000; provided, however, that if the Company pays the Note in full, including all principal and interest due under the Note, on or before July 29, 2016, the principal amount due under the Note shall only increase by $ 15,000 to $ 290,000.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

The information disclosed in Item 1.01, above, is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On June 23, 2016, Colgan Financial Group (“CFG”) converted $ 102,035.33 of principal and interest outstanding under its December 2014 secured convertible promissory note into shares of Common Stock at a price of $ 0.032 per share and, which resulted in an issuance of 1,342,063 additional shares of Common Stock to CFG and 1,842,063 shares of Common Stock to CFG’s designate, Robert Logan (“Logan”).

In conjunction with CFG’s conversion, the Company issued to CFG a five-year warrant to purchase up to 1,592,063 shares of Common Stock at an exercise price of $0.04 per share and the Company issued to Logan a five-year warrant to purchase up to 1,592,063 shares of Common Stock at an exercise price of $0.032 per share.

In conjunction with the Amendment of the SPA and the Note with First Fire (see Item 1.01, above), the Company will issue to First Fire an additional five-year warrant for the purchase of up to 100,000 shares of the Company’s Common Stock at an exercise price of $ 0.05 per share.

The foregoing issuances to CFG and Logan were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act inasmuch as the shares and warrants were offered and sold solely to accredited investors and the Company did not engage in any form of general solicitation or general advertising in making the offering.

In accordance with General Instruction B.2 of this Current Report on Form 8-K, the information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENWOOD HALL, INC.

Date: July 1, 2016	By:	/s/ John Hall
Name: John Hall
Title: Chief Executive Officer